UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2014

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 2, 2014, TransEnterix, Inc. (“the Company”) announced that it intends to conduct a public offering (the “Offering”) of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public to be determined. The net proceeds from the Offering will be used for research and development, sales and marketing, and commercialization related to its SurgiBotTM system, working capital and other general corporate purposes.

The Common Stock is being offered and sold pursuant to a prospectus dated April 2, 2014 and a final prospectus supplement to be filed with the U.S. Securities and Exchange Commission (the “SEC”), in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-193235) declared effective by the SEC on April 2, 2014. A preliminary prospectus supplement with respect to the Offering was filed with the SEC on April 2, 2014. No sales will be made to the public until such time as a final prospectus supplement has been filed with the SEC.

The Common Stock is to be issued pursuant to an Underwriting Agreement to be entered into with Stifel, Nicolaus & Company, Incorporated and RBC Capital Markets, LLC as the joint book-running managers. Ladenburg Thalmann and Co. and Raymond James Financial, Inc. are acting co-managers for the Offering.

On April 2, 2014, the Company issued a press release announcing the anticipated Offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated April 2, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

April 2, 2014	By:	/s/ Joseph P. Slattery

Name: Joseph P. Slattery
Title: EVP and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated April 2, 2014